Exhibit 99.1

NEWS AT FINANCIAL RELATIONS BOARD: Victoria Baker Investor/Media Inquiries 703-796-1798

FOR IMMEDIATE RELEASE

THURSDAY MAY 15, 2008

DUPONT FABROS TECHNOLOGY, INC. ANNOUNCES

FIRST QUARTER 2008 EARNINGS RESULTS

WASHINGTON, D.C., May 15 - DuPont Fabros Technology, Inc. (NYSE: DFT), a real estate investment trust (REIT) that builds, owns and operates wholesale data centers, today announced the financial results for the first quarter of 2008.

For the first quarter of 2007, the financial results include only the operations for the entity that constituted the Predecessor of DuPont Fabros Technology, Inc. The historical financial results of the Company’s Predecessor do not include the financial performance of those entities that were consolidated under the ownership of the Company as a result of the October 24, 2007 IPO or the Company’s operating data centers, other than ACC3, which is owned by the Predecessor. In addition, the Predecessor’s results exclude the impact of purchase accounting adjustments resulting from the Company’s formation. For these and other reasons, the Predecessor’s historical operating results are not directly comparable to the Company’s operating results after the IPO.

First Quarter 2008 Highlights

•	Net Income of $5.6 million or $0.16 per diluted common share

•	Funds from operations of $22.5 million or $0.34 per diluted common share and unit

•	Portfolio occupancy of 93.2% as of March 31, 2008, with leases comprising 9.1 megawatts of critical load commencing in the first quarter of 2008

•	Construction commenced on Phase 1 of ACC5

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First Quarter 2008 Results

For the quarter ended March 31, 2008, the Company reported net income of $5.6 million, or $0.16 per diluted common share. This compares to net income of $0.5 million of the Predecessor for the same prior year period.

Funds from operations (“FFO”) for the quarter ended March 31, 2008 was $22.5 million, or $0.34 per diluted common share and unit, while Adjusted FFO (“AFFO”) was $13.2 million, or $0.20 per diluted common share and unit. The following table sets forth a reconciliation of the Company’s net income to FFO and AFFO for the three months ended March 31, 2008 and 2007 (in thousands):

	Three months ended March 31, 2008	Three months ended March 31, 2007
Net income	$5,566	$497
Adjustments:
Real estate depreciation and amortization	11,934	1,090
Minority interests in operating partnership	4,954	—

FFO	$22,454	$1,587
Straight-line revenue	(7,895)	(1,291)
Non-cash stock based compensation expense	349	—
Below market lease amortization, net of above market lease amortization	(1,744)	—

AFFO	$13,164	$296

Current Status

As of March 31, 2008, the Company’s operating data center portfolio, encompassing 82.4 megawatts (“MW”) of critical load and 539,198 raised square feet, was 93.2% leased which is consistent with the amount leased at year-end 2007. Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power that is available for exclusive use of our tenants. As of March 31, 2008, total debt outstanding was $322.6 million, representing 29.4% of our total market capitalization.

Hossein Fateh, President and Chief Executive Officer, said “We continued to make progress on the execution of our strategic plan in the first quarter, and we are on track to meet our 2008 guidance. The development of our pipeline is progressing nicely and demand for leasing of data centers remains healthy.”

Development Update

Phase 1 of the Company’s new data center in Elk Grove Village, Illinois, known as CH1, is scheduled to open in early July 2008. Phase 1 of this data center will add 18.2 MW of critical load to our portfolio which is an increase of 22% over the Company’s current portfolio. We have commenced construction of Phase 1 of ACC5 in Ashburn, Virginia in the first quarter of 2008 and also commenced construction of Phase 1 of NJ1 in Piscataway, New Jersey in the second quarter of 2008. We anticipate starting construction on Phase 1 of SC1 in Santa Clara, California in the second half of 2008. All of these projects are scheduled to be completed in 2009 and will add a total of 54.6 MW of critical load to the

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Company’s portfolio of data centers. Including the 18.2 MW of critical load coming on line in 2008 and the 54.6 MW of critical load expected to come on line in 2009, our total portfolio will increase to 155.2 MW of critical load which is an increase of 88% over our current portfolio.

Dividends

On February 26, 2008, the Company’s Board of Directors declared a regular quarterly cash dividend for the first quarter of 2008 at the rate of $0.1875 ($0.75 annual rate) per common share for shareholders of record as of March 28, 2008. The dividend was paid on April 11, 2008.

2008 Outlook

The Company reaffirms guidance for 2008 and expects that FFO will be in the range of $80.3 million to $87.0 million, or $1.20 to $1.30 per diluted common share and unit, and expects 2008 AFFO to be in the range of $53.6 million to $60.3 million, or $0.80 to $0.90 per diluted common share and unit.

Conference Call and Web Cast Information

The Company will host a conference call to discuss 2008 first quarter results on Thursday, May 15, 2008 at 10:00AM EDT. Interested parties can listen to the call via the internet at www.dft.com or by dialing 888-256-9134 (Domestic) or 913-981-5593 (International). A replay is available for seven days following the live call. To access the replay, dial 888-203-1112 (Domestic) or 719-457-0820 (International) using conference ID 2663654. The webcast will be archived on the Company’s website for one year at www.dft.com/investor relations/ on the Presentations & Webcasts page.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology is headquartered in Washington, DC. For more information please visit www.dft.com.

Forward-Looking Statements Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risk related to leasing space to tenants in our data centers, the risk that the Company may be unable to acquire additional properties on

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favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the Company files with the Securities and Exchange Commission, as well as the annual report on Form 10-K for the year ended December 31, 2007, contain detailed descriptions of these and many other risks to which the Company is subject. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

Financial tables to follow…

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DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	DuPont Fabros Technology, Inc.	DuPont Fabros Technology, Inc.
	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Income producing property:
Land	$26,971	$26,971
Buildings and improvements	1,099,006	1,102,954

	1,125,977	1,129,925
Less: accumulated depreciation	(28,538)	(17,710)

Net income producing property	1,097,439	1,112,215
Construction in progress and land held for development	282,237	245,636

Net real estate	1,379,676	1,357,851
Cash and cash equivalents	11,305	11,510
Restricted cash	119	119
Rents and other receivables, net	25,102	13,915
Lease contracts above market value, net of accumulated amortization of $1,738 and $1,022, respectively	21,362	22,078
Deferred costs, net	43,969	45,863
Prepaid expenses and other assets	2,115	2,093
Non-real estate fixed assets, net of depreciation of $96 and $16, respectively	819	489
Due from related parties	—	237

Total assets	$1,484,467	$1,454,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgages and notes payable	$322,580	$296,719
Accounts payable and accrued liabilities	45,098	39,178
Dividend and distribution payable	12,555	10,044
Lease contracts below market value, net of accumulated amortization of $6,083 and $3,623, respectively	45,817	48,277
Advance rents and security deposits	4,468	4,392
Interest rate swap liability	14,225	7,870
Due to related parties	156	—

Total liabilities	444,899	406,480
Minority interests – operating partnership	486,310	490,102
Commitments and contingencies	—	—

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	DuPont Fabros Technology, Inc.	DuPont Fabros Technology, Inc.
	March 31, 2008	December 31, 2007
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2008 and December 31, 2007	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 35,455,936 shares issued and outstanding at March 31, 2008, and 35,453,833 issued or outstanding at December 31, 2007	35	35
Additional paid in capital	661,188	664,714
Accumulated deficit	(93,740)	(99,306)
Accumulated other comprehensive loss	(14,225)	(7,870)

Total stockholders’ equity	553,258	557,573

Total liabilities and stockholders’ equity	$1,484,467	$1,454,155

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DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	DuPont Fabros Technology, Inc.	The Predecessor
	Three months ended March 31, 2008	Three months ended March 31, 2007
(in thousands except share and per share data)	(unaudited)	(unaudited)
Revenue:
Base rent	$25,831	$4,465
Recoveries from tenants	12,461	1,683
Other revenue	2,856	8

Total operating revenue	41,148	6,156
Expenses:
Real estate taxes	690	58
Insurance	195	33
Property operating costs	10,307	1,322
Management fees	—	303
Depreciation and amortization	12,014	1,090
General and administrative, including $349 and $0 of non-cash stock based compensation expense, respectively	2,708	37
Other expenses	2,275	—

Total operating expenses	28,189	2,843

Operating income	12,959	3,313
Other income and expense:
Interest income	47	39
Interest expense	(2,486)	(2,855)

Income before minority interests – operating partnership	10,520	497
Minority interests – operating partnership	(4,954)	—

Net income	$5,566	$497

Earnings per common share—basic	$0.16	N/A

Earnings per common share – diluted	$0.16	N/A

Dividends declared per common share	$0.1875	N/A

Weighted average number of common shares outstanding—basic	35,417,727	N/A

Weighted average number of common shares outstanding – diluted	35,418,600	N/A

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Funds From Operations and Adjusted Funds From Operations

Funds From Operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to funds from operations published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated financial statements included elsewhere in this prospectus. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs.

AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies.

Our management uses AFFO:

•	in management reports given to our board of directors;

•	to provide a measure of REIT operating performance that can be compared to other companies using AFFO; and

•	as an important measure of operating performance.

Below is a reconciliation of expected FFO and AFFO for 2008 to the Company’s expected net income for 2008 based on the midpoint of the ranges for 2008 FFO and AFFO guidance set forth above:

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For the Year Ended December 31, 2008 (based on mid- points of 2008 guidance)
(000’s)
Net income	$17,591
Adjustments:
Real estate related depreciation and amortization	50,647
Minority interests in operating partnership	15,462

FFO	$83,700
Straight-line revenue	(22,825)
Non-cash stock based compensation expense	3,000
Below market lease amortization, net of above market lease amortization	(6,975)

AFFO	$56,900

Diluted FFO per share and unit	$1.25

Diluted AFFO per share and unit	$0.85

Total diluted common stock and units outstanding	66,957

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SUPPLEMENTAL

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Operating Properties

Property and Location	Year Built/ Renovated		Gross Building Area(1)	Raised Square Feet(2)	Critical Load(3)	% Leased (4)
VA3-Reston, VA	2003	(5)	256,000	144,901	13.0 MW	100%
VA4-Bristow, VA	2005	(5)	230,000	90,000	9.6 MW	100%
ACC2-Ashburn, VA	2001/2005		87,000	53,397	10.4 MW	100%
ACC3-Ashburn, VA	2001/2006		147,000	79,600	13.0 MW	100%
ACC4-Ashburn, VA	2007		300,000	171,300	36.4 MW	84.6%

Totals			1,020,000	539,198	82.4 MW

(1)	Represents the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities. Office and storage space is de minimis.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW). In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenants’ servers, which we refer to as essential load.
(4)	Percentage leased is expressed as a percentage of raised square feet that is subject to a signed lease. With respect to any given facility, critical load is distributed approximately evenly to each raised square foot. Accordingly, percentage leased rates are not materially different when expressed as a percentage of a facility’s critical load.
(5)	Acquired as a fully-developed property.

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Lease Expirations

The following table sets forth a summary schedule of lease expirations—and the corresponding effects in terms of both raised square feet and critical load—for VA3, VA4, ACC2, ACC3 and ACC4 for each of the ten full calendar years beginning with April 1, 2008. The information set forth in the table assumes that tenants exercise no renewal options.

Year of Lease Expiration	Property	Number of Leases Expiring (1)	Total Raised Square Footage of Expiring Leases (2)	% of Portfolio Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Portfolio Leased kW	% of Portfolio Annualized Rent
2008	VA3	1	—	—	163	0.2%	0.3%
2009	VA3	1	27,268	5.3%	2,600	3.4%	1.2%
	ACC4	1	—	—	—	—	0.0%
2010	VA3	1	66,661	13.0%	5,688	7.4%	4.2%
2011	VA3	1	14,320	2.8%	1,300	1.7%	1.0%
2012	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2013	VA3	1	26,943	5.3%	2,600	3.4%	1.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2014	VA3	1	9,709	1.9%	650	0.8%	0.8%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2015	ACC2	1	53,397	10.4%	10,400	13.6%	11.5%
	VA4	1	15,000	2.9%	1,600	2.1%	2.8%
2016	ACC3	1	39,800	7.8%	6,500	8.5%	9.7%
	VA4	1	15,000	2.9%	1,600	2.1%	2.8%
2017	ACC3	1	23,600	4.6%	3,900	5.1%	5.4%
	VA4	1	15,000	2.9%	1,600	2.1%	2.9%
	ACC4	4	37,500	7.3%	7,961	10.3%	11.5%

After 2017	ACC3/ ACC4	6	123,700	24.2%	25,350	33.0%	36.5%

Portfolio Total		26	512,898	100%	76,712	100%	100%

(1)	Based on 13 separate leases. Six of these leases include staggered expiration dates. For purposes of the above chart, we have treated each staggered expiration as a separate lease.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities. Office and storage space is de minimis.
(3)	One megawatt is equal to 1,000 kW.

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Tenants

Tenant Name	% Annualized Rent
Microsoft	35.2%
Yahoo!	34.8%
Facebook	10.4%
IAC/InterActiveCorp	6.4%
Net2EZ	4.0%
UBS	3.1%
Google	2.6%
Fox Interactive Media	1.8%
Other	1.7%

Total	100%

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Developments

Property and Location	Expected Completion Date	Estimated Total Cost (in thousands)(1)	Gross Building Area(2)	Raised Square Feet(3)	Critical Load(4)
CH1 Phase I-Elk Grove Village, IL	2008	$200,000 - $210,000	285,000	121,223	18.2 MW
ACC5 Phase I-Ashburn, VA	2009	$170,000 - $220,000	150,000	85,600	18.2 MW
SC1 Phase I-Santa Clara, CA	2009	$240,000 - $300,000	150,000	85,600	18.2 MW
NJ1 Phase I-Piscataway, NJ	2009	$220,000 - $280,000	150,000	85,600	18.2 MW
CH1 Phase II-Elk Grove Village, IL	not scheduled	*	200,000	89,917	18.2 MW
ACC5 Phase II-Ashburn, VA	not scheduled	*	150,000	85,600	18.2 MW
SC1 Phase II-Santa Clara, CA	not scheduled	*	150,000	85,600	18.2 MW
NJ1 Phase II-Piscataway, NJ	not scheduled	*	150,000	85,600	18.2 MW
SC2 Phase I-Santa Clara, CA	not scheduled	*	150,000	85,600	18.2 MW
SC2 Phase II-Santa Clara, CA	not scheduled	*	150,000	85,600	18.2 MW
ACC6 Phase I-Ashburn, VA	not scheduled	*	120,000	77,500	15.6 MW
ACC6 Phase II-Ashburn, VA	not scheduled	*	120,000	77,500	15.6 MW
ACC7-Ashburn, VA	not scheduled	*	100,000	50,000	10.4 MW

*	Development costs for these projects have not yet been estimated as of the date of this report.
(1)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest, leasing commissions and capitalized operating carrying costs, as applicable. As of March 31, 2008, we had incurred development costs of $199.3 million, $14.7 million, $28.3 million, $32.7 million and $4.2 million in connection with CH1, NJ1, SC1, ACC5/6, and ACC7 respectively.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities. Office and storage space is de minimis.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW). In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenants’ servers, which we refer to as essential load. Estimated critical loads for ACC5, SC1, NJ1 and SC2 are based generally on our present intention to employ designs for these facilities similar to our ACC4 prototype. The estimated critical loads for ACC6 and ACC7 are expected to be lower due to constraints imposed on us by the size of the properties.

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Research Analysts

Michael Bilerman	Omotayo Okusanya
Citigroup, Inc.	UBS
399 Park Avenue	1285 Avenue of the Americas
New York, NY 10043	New York, NY 10019
(212) 816-1383	(212) 713-1864
michael.bilerman@citi.com	Omotayo.okusanya@ubs.com

Christopher Haley	Paul Puryear
Wachovia	Raymond James & Associates
7 Saint Paul Street	880 Carillion Parkway
MD5202	St. Petersburg, FL 33716
Baltimore, MD 21202	(727) 567-2253
(443) 263-6773	Paul.puryear@raymondjames.com
Christopher.haley@wachovia.com

David Harris	Jordan Sadler
Lehman Brothers	KeyBanc Capital Markets
745 Seventh Avenue	575 Fifth Avenue
18th Floor	18th Floor
New York, NY 10019	New York, NY 10017
(212) 526-1790	(917) 368-2280
Dharris4@lehman.com	jsadler@keybanccm.com